Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.        Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan (File No. 33-34640);

2.        Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Stock Incentive Plan (File No. 33-58734);

3.        Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employees Stock Incentive Plan (File No. 33-58627);

4.
Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-86978);

5.
Registration Statement on Form S-8 pertaining to the Equifax Inc. Omnibus Stock Incentive Plan and Equifax Inc. Employee Stock Incentive Plan to be funded in part through the Equifax Inc. Employee Stock Benefits Trust (File No. 33-71200);

6.	Registration Statement on Form S-8 pertaining to the Equifax Inc. Global Stock Sale Program to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52203);

7.
Registration Statement on Form S-8 pertaining to the Equifax Inc. Employee Special Recognition Bonus Award Plan to be funded through the Equifax Inc. Employee Stock Benefits Trust (File No. 333-52201);

8.        Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-68421);

9.        Registration Statement on Form S-8 pertaining to the Equifax Inc. 1995 Employee Stock Incentive Plan (File No. 333-68477);

10.      Registration Statement on Form S-8 pertaining to the Equifax Inc. 2000 Stock Incentive Plan (File No. 333-48702);

11.      Registration Statement on Form S-8 pertaining to the Equifax Inc. 401(k) Plan (File No. 333-97875);

12.      Registration Statement on Form S-3 pertaining to the acquisition of Commercial Data Center (File No. 333-54764);

13.      Registration Statement on Form S-8 pertaining to the Equifax Director and Executive Stock Deferral Plan (File No. 333-110411);

14.      Registration Statement on Form S-8 pertaining to the Equifax Inc. Non-Employee Director Stock Option Plan (File No. 333-116185);

15.      Registration Statement on Form S-8 pertaining to the Equifax Inc. 2001 Nonqualified Stock Incentive Plan (File No. 333-116186);

16.	Registration Statement on Form S-3 pertaining to the registration of an offering by selling security holders of 443,337 shares of Equifax common stock (File No. 333-129123);

17.      Registration Statement on Form S-8 pertaining to the Equifax Inc. Director Deferred Compensation Plan (File No. 333-140360);

18.      Registration Statement on Form S-4 pertaining to the acquisition of TALX Corporation (File No. 333-141389);

19.
Registration Statement on Form S-8 pertaining to the TALX Corporation 2005 Omnibus Incentive Plan, TALX Corporation Amended and Restated 1994 Stock   Option Plan, and TALX Corporation Outside Directors’ Stock Option Plan (File No. 333-142997);

20.      Registration Statement on Form S-3 pertaining to the shelf registration of Equifax Inc. debt securities (File No. 333-144009);

21.      Registration Statement on Form S-8 pertaining to the Equifax Inc. 2008 Omnibus Incentive Plan (File No. 333-152617); and

22.      Registration Statement on Form S-3ASR pertaining to the shelf registration of Equifax Inc. debt and equity securities (File No. 333-168429)

of our reports dated February 23, 2011, with respect to the consolidated financial statements and schedule of Equifax Inc. and the effectiveness of internal control over financial reporting of Equifax Inc. included in this Annual Report (Form 10-K) of Equifax Inc. for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 23, 2011